Exhibit 10.28

AMENDMENT NO. 2

DATED AS OF DECEMBER 19, 2003

TO

IPAYMENT CREDIT AGREEMENT

DATED AS OF AUGUST 1, 2003

TABLE OF CONTENTS

1.	Capitalized Terms	1
2.	Definitions	1
3.	Representations and Warranties	4
	3.1 Incorporation	4
	3.2 Due Authorization, No Conflicts, Etc.	4
	3.3 Due Execution, Etc.	5
4.	Conditions Precedent	5
	4.1 Conditions Precedent to Effectiveness of Amendment No. 2	5
5.	Effectiveness of Amendment No. 2	6
6.	Closing	6
7.	Governing Law, Etc.	6
8.	Section Titles and Table of Contents	6
9.	Arbitration	6
10.	Counterparts	7
11.	Agreement to Remain in Effect	7

     This Amendment No. 2 to Credit Agreement, dated as of this 19th day of December, 2003, by and among iPayment, Inc., a Delaware corporation (hereinafter referred to as the “Borrower”), Bank of America, N.A. and AmSouth Bank (hereinafter referred to individually as the “Lender” and collectively as the “Lenders”), Bank of America, N.A. as the Swingline Lender (the “Swingline Lender”), and Bank of America, N.A., in its capacity as the Administrative Agent (hereinafter referred to as the “Agent”).

W I T N E S S E T H:

     WHEREAS, Borrower, Lenders, Swingline Lender and Agent entered into a certain Credit Agreement dated as of August 1, 2003 as amended by Amendment No. 1 thereto dated September 30, 2003 (collectively, the “Credit Agreement”); and

     WHEREAS, Borrower and its newly formed subsidiary, iPayment Acquisition Sub LLC, have entered into an Asset Purchase Agreement with First Data Merchant Services Corporation (“FDMS”), as the Seller therein, pursuant to which Borrower and iPayment Acquisition Sub LLC have agreed to purchase from FDMS certain agent bank and merchant portfolio assets described therein for a purchase price equal to $55,000,000 in cash; and

     WHEREAS, to assist in financing the asset purchase, the Borrower has requested that the Lenders amend and increase the Total Revolving Credit Commitment under the Credit Agreement from Thirty Million Dollars ($30,000,000) to Sixty-Five Million Dollars ($65,000,000); and

     WHEREAS, the Lenders and the Agent are willing to agree to said increase, subject to the Credit Agreement being modified as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

     1. Capitalized terms used herein shall, except as hereinafter expressly set forth, have the same meaning given them in the Credit Agreement.

     2. Article I of the Credit Agreement, DEFINITIONS, is hereby amended by deleting the definition of “EBITDA” contained therein, and by adding thereto the following new definitions in the appropriate alphabetical sequence, as follows:

“EBITDA” shall mean, for any period of determination, Consolidated Earnings Before Interest and Taxes of the Borrower and its Subsidiaries for the immediately prior four (4) fiscal quarters, plus depreciation and amortization deducted from the determination of Consolidated Earnings Before Interest and Taxes for such period; provided, for the period ending September 30, 2003, there shall be added thereto an amount equal to the FDMS Portfolio EBITDA for the period July 1, 2003 to September 30, 2003 multiplied by the number four (4); and provided further, for the period ending December 31, 2003, there shall be added thereto an amount equal to the FDMS Portfolio EBITDA for the period July 1, 2003 through December 31, 2003 multiplied by the number two (2); and provided further, that for the fiscal quarter ending March 31, 2004, there shall be added thereto an amount equal to the FDMS Portfolio EBITDA for the period July 1, 2003 through December 31, 2003 multiplied by the number 1.50; and provided further, that for the fiscal quarter ending June 30, 2004 there shall be added thereto an amount equal to the FDMS portfolio EBITDA for the period July 1, 2003 through December 31, 2003; and provided further, that for the fiscal quarter ending September 30, 2004 there shall be added thereto an amount equal to the FDMS portfolio EBITDA for the period October 1, 2003 through December 31, 2003.

“FDMS Portfolio” shall mean the agent bank and merchant portfolio assets acquired by Borrower and iPayment Acquisition Sub LLC from First Data Merchant Services Corporation on December 19, 2003, as more specifically described in that Asset Purchase Agreement and the schedules thereto executed among iPayment, Inc., iPayment Acquisition Sub LLC and First Data Merchant Services Corporation as of December 19, 2003.

“FDMS Portfolio EBITDA” shall mean, for any period of determination, the Net Revenues generated by the FDMS Portfolio less merchant losses and processing expenses but without deduction for interest expense, taxes, depreciation and/or amortization, all as calculated in a manner satisfactory to the Lenders. For the purposes hereof, “Net Revenues” means an amount equal to the merchant’s discount generated by the FDMS Portfolio less (i) interchange, (ii) assessments, and (iii) payment required by the ISO agreements and contracts with agent banks plus other recurring revenues generated from bank card acquiring services, all as generally defined and set forth in the FDMS Asset Purchase Agreement and the schedules attached thereto, including without limitation, Schedule 5.6 thereof.

“Net Cash Proceeds” shall mean the cash proceeds (including, without limitation, all deferred cash proceeds) received by the Borrower or any Subsidiary, net of (i) brokerage and underwriting commissions and other fees and expenses related thereto, (ii) provision for all taxes payable as a result of such sale or other disposition of assets, (iii) deduction of appropriate amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve against any liabilities associated with such assets and retained by the Borrower or any Subsidiary, and (iv) the amount of any Debt (other than debt under the Loan Documents or an accompanying Debt) required to be repaid or prepaid in connection with such sale or other disposition of assets.

     In addition to the foregoing new definitions, the following definitions are hereby amended:

          (i) “Fee Letter” is hereby amended to add at the end thereof before the period the clause “including without limitation any letters now or hereafter executed among Bank of America, Bank of America Securities LLC (“BAS”), and Borrower relating to other fees payable to Bank of America and BAS”.

          (ii) “Revolving Credit Facility Maturity Date” is hereby amended to replace the date of August 1, 2006 with the date of December 31, 2006.

     2.1 Section 6.11 is hereby amended to replace the ratio of 1.00 to 1.00 with 1.50 to 1.00.

     2.2 Section 6.12 is hereby amended to replace the number of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) where it appears therein with the number of Forty Million Dollars ($40,000,000).

     2.3 Unless and until the Revolving Credit Commitment of Bank of America, which is $50,000,000 as of the date hereof, has been syndicated to other lenders (who become Lenders hereunder) such that its Revolving Credit Commitment has been reduced to $25,000,000, the Borrower covenants with the Lenders that, notwithstanding the provisions of Section 5.13 (including 5.13(c)(ii)) or the definition of “Permitted Acquisition”, it will not undertake, nor allow any Subsidiary of Borrower to undertake, any Acquisition in excess of One Million Dollars ($1,000,000.00) without the prior written consent of the Lenders, which may be granted or withheld in their sole discretion.

     2.4 To the extent that the terms of this Credit Agreement conflict with the terms of any Fee Letter executed in December of 2003, the terms of the Fee Letter shall govern.

     2.5 A new Section 6.22 is hereby added to the Credit Agreement as follows:

“6.22 Capital Expenditures. Make any Capital Expenditures in excess of Three Million Dollars ($3,000,000) in any fiscal year.

     2.6 In connection with completing the FDMS asset acquisition, the Borrower covenants that it shall comply and cause all its Subsidiaries to comply with Section 5.13 of the Credit Agreement, including without limitation, executing or causing to be executed all documents and accession agreements required thereunder.

     2.7 If the Borrower has not completed a sale of its capital stock after January 1, 2004 but prior to June 30, 2004, which results in the Borrower (as opposed to any selling shareholders) receiving Net Cash Proceeds of $100,000,000 or more, then as of the close of business on June 30, 2004, all amounts outstanding under the Revolving Credit Facility in excess of $20,000,000 shall be converted to a new term loan (the “New Term Loan”), and the Total Revolving Credit Commitments of the Lenders shall henceforth be that amount determined by subtracting the balance of the New Term Loan as of July 1, 2004 from the figure of $65,000,000. The New Term Loan shall be evidenced by new term loan notes to be dated as of July 1, 2004 payable to the order of each Lender (the “Term Loan Notes”), pro rata in amount in accordance with their respective Revolving Credit

Commitment Percentages, which notes shall be in form and substance satisfactory to the Lenders and shall provide for repayment of principal in equal quarter-annual installments commencing October 1, 2004, based on dividing the respective amount of each note as of July 1, 2004 by the figure of twenty (20). The maturity date of each Term Loan Note shall be the same as the Revolving Credit Facility Maturity Date, at which time each Term Loan Note shall be due and payable in full together with all accrued interest. Interest on the Term Loan Notes shall be computed at the same rate as interest on the Revolving Credit Notes from time to time in effect, and shall be payable at the same time as interest on the Revolving Credit Notes.

     2.8 The Revolving Credit Notes attached to the Credit Agreement for Bank of America and AmSouth as Exhibit A-1 are hereby deleted and replaced with the Revolving Credit Notes payable to the order of Bank of America and AmSouth attached hereto as Exhibit A-1.

     2.9 The Applicable Margin Grid attached as Exhibit B-4 to the Credit Agreement is hereby revised with respect to the annual unused fees to replace the percentages of “0.20% per annum, 0.15% per annum, and 0.125% per annum” with, respectively, the percentages of “0.50% per annum, 0.50% per annum, and 0.375% per annum”.

     2.10 The Compliance Certificate attached as Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with the revised Compliance Certificate attached hereto as Exhibit C.

     2.11 On the signature page, under the signature of Bank of America as a Lender, the Revolving Credit Commitment amount is hereby deleted and replaced with the figure of $50,000,000. Likewise, on the signature page, under the signature of AmSouth as a Lender, AmSouth’s Revolving Credit Commitment in the amount of $10,000,000 is hereby deleted and replaced with the figure of $15,000,000.00.

     3. Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment No. 2, the Borrower represents and warrants to the Lenders and the Agent as follows:

          3.1 Incorporation. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          3.2 Due Authorization, No Conflicts, Etc. The execution, delivery and performance by the Borrower of this Amendment No. 2 and any and all other agreements, instruments and documents to be executed and/or delivered by the Borrower pursuant hereto or in connection herewith, and the consummation by the Borrower of the transactions contemplated hereby or thereby: (a) are within its corporate powers; (b) has been duly authorized by all necessary corporate action, including without limitation, the consent of stockholders where required; (c) do not and will not conflict with or result in any breach of, or constitute with the passage of time or the giving of notice or both, a default under (i) any Requirement of Law or (ii) any agreement to which Borrower is a party or by which it, or any of its property, is bound; and (d) do not require the consent, authorization by, or approval of, or notice to, or filing or registration with, any governmental authority or any other Person other than those which have been obtained and copies of which have been delivered to the Agent pursuant to Subsection 4.1(a)(ii) hereof, each of which is in full force and effect.

          3.3 Due Execution, Etc. This Amendment No. 2 and each of the other agreements, instruments and documents to be executed and/or delivered by the Borrower pursuant hereto or in connection herewith (a) has been duly executed and delivered, and (b) constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject however to state and federal bankruptcy, insolvency, reorganization and other laws and general principles of equity affecting enforcement of the rights of creditors generally.

     4. Conditions Precedent. The effectiveness of this Amendment No. 2 is subject to the fulfillment of the following conditions precedent on or prior to the Amendment No. 2 Effective Date (as hereinafter defined in Section 5 hereof):

          4.1 Conditions Precedent to Effectiveness of Amendment No. 2. The Administrative Agent shall have received, on or prior to the Amendment No. 2 Effective Date, the following, each dated on or prior to the Amendment No. 2 Effective Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

          (a) Certified copies of (i) the resolutions of the Board of Directors of the Borrower approving this Amendment No. 2 and each other agreement, instrument or document to be executed by it pursuant hereto or as contemplated hereby, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to this Amendment No. 2 and the transactions contemplated hereby.

          (b) A certificate of the Secretary or an Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower who have been authorized to execute on behalf of Borrower this Amendment No. 2 and any other agreement, instrument or document executed or to be executed by Borrower in connection herewith.

     (c) A certificate dated the Amendment No. 2 Effective Date signed by the Chief Executive Officer, President or any Vice-President of Borrower, to the following effect to their best knowledge after diligent inquiry:

               (i) The representations and warranties of the Borrower contained in Sections 3.1, 3.2, and 3.3 of this Amendment No. 2 are true and correct on and as of such date as though made on and as of such date;

               (ii) No Default or Event of Default has occurred and is continuing, and no Default or Event of Default would result from the execution and delivery of this Amendment No. 2 or the other agreements, instruments and documents contemplated hereby; and

               (iii) The Borrower has paid or agreed to pay all amounts payable by it pursuant to the Credit Agreement as amended hereby (including, without limitation, all legal fees and expenses of Lenders’ counsel incurred in connection herewith) and any Fee Letter, to the extent then due and payable.

          (d) Executed $50,000,000 Revolving Credit Note payable to the order of Bank of America and the $15,000,000 Revolving Credit Note payable to the order of AmSouth in the form attached hereto as Replacement Exhibit A-1.

          (e) Executed Accession documents from iPayment Acquisition Sub LLC in the form attached hereto as collective Exhibit 1.

          (f) A favorable opinion of Messrs. Waller Lansden Dortch & Davis, counsel to the Borrower, in substantially the form of Exhibit 2 hereto, and as to such other matters as any Lender, through the Administrative Agent, may reasonably request.

          (g) An executed copy, together with all schedules, of the Asset Purchase Agreement by and among Borrower, iPayment Acquisition Sub LLC, and First Data Merchant Services Corporation.

     5. Effectiveness of Amendment No. 2. This Amendment No. 2 shall become effective at such time as (a) each of the conditions precedent set forth in Section 4.1 hereof shall have been satisfied, and (b) counterparts of this Amendment No. 2, executed and delivered by the Borrowers, the Lenders, the Swingline Lender, and the Agent shall have been received by the Agent (or, alternatively, confirmation of the execution hereof by such parties shall have been received by the Agent). The date upon which the conditions described in clauses (a) and (b) of the foregoing sentence shall have been fulfilled is referred to herein as the “Amendment No. 2 Effective Date”.

     6. Closing. The Closing under this Amendment No. 2 shall occur on the Amendment Effective Date at the offices of Boult, Cummings, Conners & Berry, PLC, 414 Union Street, Suite 1600, Nashville, Tennessee 37219, or such other location as the parties may agree.

     7. Governing Law, Etc. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of Tennessee as provided in Section 10.2 of the Agreement, which Section is incorporated herein by reference and made a part hereof as though set forth in full herein.

     8. Section Titles and Table of Contents. The Section Titles and Table of Contents contained in this Amendment No. 2 are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

     9. Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Instrument, Agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

          (a) Special Rules. The arbitration shall be conducted in the city of the Borrower’s domicile at the time of the execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days. In any such arbitration, the prevailing party will be awarded attorney’s fees, costs of arbitration and all out-of-pocket expenses against the defaulting party.

          (b) Reservation of Rights. Nothing in this instrument, agreement or document shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose or any waivers contained in this Agreement; or (ii) be a waiver by the Administrative Agent or Lenders of the protection afforded to them by 12 U.S.C. § 91 or any substantially equivalent state law; or (iii) limit the right of the Administrative Agent or Lenders hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Administrative Agent or Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     10. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     11. Agreement to Remain in Effect. Except as expressly provided herein, the Agreement and each other Collateral Document shall be and shall continue in full force and effect in accordance with its respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT		BORROWER
BANK OF AMERICA, N.A., as Administrative Agent		IPAYMENT, INC., a Delaware corporation

By:		By:

Its:	SVP	Its:	EVP

LENDERS:

BANK OF AMERICA, N.A.		AMSOUTH BANK

By:		By:

Its:	SVP	Its:	Vice President

Revolving Credit		Revolving Credit
Commitment:	$50,000,000	Commitment:	$15,000,000

Letter of Credit
Sublimit:	$3,000,000

Swingline Commitment
Sublimit:	$500,000

EXHIBIT A-l

REVOLVING CREDIT NOTE

$50,000,000.00	December 19, 2003 Davidson County, Tennessee

     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of

     Bank of America, N.A. (the “Lender”), at the offices of Bank of America, N.A. (the “Administrative Agent”) located at 414 Union Street, Nashville, Tennessee 37219 (or at such other place or places as the Administrative Agent may designate), the principal sum of up to

     FIFTY MILLION AND NO/DOLLARS ($50,000,000.00), or such lesser amount as may constitute the unpaid principal amount of the Revolving Credit Loans payable to the Lender, under the terms and conditions of this Revolving Credit Note (this “Revolving Credit Note”) and that certain Credit Agreement, dated as of August 1, 2003, by and between the Borrower, the Administrative Agent, and the Lenders set forth therein (as amended by Amendment No. 1 dated September 30, 2003 and Amendment No. 2 dated as of December 19, 2003, and as the same may be further amended, modified, renewed, restated, extended or supplemented from time to time, collectively the “Credit Agreement”).

     The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Revolving Credit Notes (as defined in the Credit Agreement) issued to evidence the Revolving Credit Facility made pursuant to Article II of the Credit Agreement, and is a renewal and modification of as well as an increase in that certain Revolving Credit Note of undersigned to Lender dated as of August 1, 2003. The defined terms in the Credit Agreement are used herein with the same meanings. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment, acceleration and other terms affecting this Revolving Credit Note.

     The Borrower may borrow, repay and reborrow under this Revolving Credit Note in accordance with the terms and conditions of the Credit Agreement. The Borrower shall repay the Revolving Credit Notes in full on the Revolving Credit Facility Termination Date.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note, and all other indebtedness of the Borrower to the Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Tennessee.

     Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of J.A.M.S/Endispute or any successor thereof (“J.A.M.S.”), and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

     (a) Special Rules. The arbitration shall be conducted in the city of the undersigned’s domicile at the tune of the execution of this instrument, agreement or document and administered by J.A.M.S who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

     (b) Reservation of Rights. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this arbitration provision; or (ii) be a waiver by the Agent or any Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or any Lender hereto (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Agent or any Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officers as of the day and year first above written.

iPAYMENT, INC.

BY:

ITS:	EVP

REVOLVING CREDIT NOTE

$15,000,000.00	December 19, 2003 Davidson County, Tennessee

     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of

     AmSouth Bank, an Alabama state chartered bank (the “Lender”), at the offices of Bank of America, N.A. (the “Administrative Agent”) located at 414 Union Street, Nashville, Tennessee 37219 (or at such other place or places as the Administrative Agent may designate), the principal sum of up to

     FIFTEEN MILLION AND NO/DOLLARS ($15,000,000.00), or such lesser amount as may constitute the unpaid principal amount of the Revolving Credit Loans payable to the Lender, under the terms and conditions of this Revolving Credit Note (this “Revolving Credit Note”) and that certain Credit Agreement, dated as of August 1, 2003, by and between the Borrower, the Administrative Agent, and the Lenders set forth therein (as amended by Amendment No. 1 dated September 30, 2003 and Amendment No. 2 dated as of December 19, 2003 and as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, collectively, the “Credit Agreement”).

     The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Revolving Credit Notes (as defined in the Credit Agreement) issued to evidence the Revolving Credit Facility made pursuant to Article II of the Credit Agreement, and is a renewal and modification of as well as an increase in that certain Revolving Credit Note of undersigned to Lender dated as of October 31, 2003. The defined terms in the Credit Agreement are used herein with the same meanings. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment, acceleration and other terms affecting this Revolving Credit Note.

     The Borrower may borrow, repay and reborrow under this Revolving Credit Note in accordance with the terms and conditions of the Credit Agreement. The Borrower shall repay the Revolving Credit Notes in full on the Revolving Credit Facility Termination Date.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note, and all other indebtedness of the Borrower to the Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Tennessee.

     Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of J.A.M.S./Endispute or any successor thereof (“J.A.M.S.”), and the “Special Rules” set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

     (a) Special Rules. The arbitration shall be conducted in the city of the undersigned’s domicile at the time of the execution of this instrument, agreement or document and administered by J.A.M.S who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

     (b) Reservation of Rights. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this arbitration provision; or (ii) be a waiver by the Agent or any Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or any Lender hereto (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Agent or any Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by its duly authorized corporate officers as of the day and year first above written.

iPAYMENT, INC.

BY:
/s/ Afshin Yazdian

ITS:	EVP

EXHIBIT C
COMPLIANCE CERTIFICATE

     THIS CERTIFICATE is given pursuant to Section 5.1(d) of the Credit Agreement, dated as of              , 2004, among iPayment, Inc. (the “Company”), certain banks and other financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined).

     The undersigned hereby certifies that:

     i. He is the duly elected [President] [Chief Financial Officer] of the Company.

     ii. Enclosed with this Certificate are copies of the financial statements of the Company and its Subsidiaries as of               and for the [          -quarter period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Credit Agreement. Such financial statements fairly present the financial condition of the Company and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Company and its Subsidiaries on a consolidated basis for the period covered thereby.

     iii. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements.

     iv. The examination described in paragraph iii above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate.

     v. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VI of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the day of            , 2004.

[signature of President or CFO or VP-Finance of Company]

Name:

Title:

Covenant Compliance Worksheet
For
iPayment, Inc.

1.	(a) Base Stockholders Equity per section 6.9		$93,000,000

	(b) 75% of the cumulative Consolidated Net Income (to the extent positive) for each quarter ending from and after June 30, 2003.	$

$

	(c) 100% of the net proceeds from any equity issuances of the Borrower after June 30, 2003.			$

	(d) Add lines l(a), l(b) and l(c).			$

2.	Stockholders Equity as of measurement date			$

Line 2 must exceed line l(d)

1.	(a) Consolidated Debt[1] of Borrower and any Subsidiaries as of measurement date	$

	(b) Cash Investments then on hand	$

	(c) Subtract Line l(b) from Line l(a):		$

2.	EBITDA as of measurement date
	(a) Consolidated Net Income for immediately preceding four quarters		$

(b) The Sum of the following for such period of
	Interest Expense	$

	Taxes	$

	Depreciation and Amortization	$

	Total		$

	(c) FDMS Portfolio EBITDA for applicable pre-acquisition periods		$

	(d) EBITDA: Add lines (2)(a), (2)(b) and 2(c)		$

3.	Consolidated Debt to EBITDA Ratio: Divide line (l)(c) by line (2)(d)

     Consolidated debt at

$

$

[1]	Attach calculation of Consolidated Debt of Borrower and Subsidiaries on a consolidated basis.

1.	Consolidated Senior Debt of Borrower and any Subsidiaries as of measurement date		$

2.	EBITDA as of measurement date

	(a) Consolidated Net Income for immediately preceding four quarters		$

(b) The Sum of the following for such period of
	Interest Expense	$

	Taxes	$

	Depreciation and Amortization	$

	Total		$

	(c) FDMS Portfolio EBITDA for applicable pre-acquisition periods		$

	(d) EBITDA: Add lines (2)(a), (2)(b) and 2(c)		$

3.	Consolidated Senior Debt to EBITDA Ratio: Divide line 1 by line 2(d)

1.	EBITDA as of measurement date

	(a) Consolidated Net Income for immediately preceding four quarters		$

(b) The Sum of the following for such period of
	Interest Expense	$

	Taxes	$

	Depreciation and Amortization	$

	Total		$

	(c) FDMS Portfolio EBITDA for applicable pre-acquisition periods		$

	(d) EBITDA: Add lines (2)(a), (2)(b) and 2(c)		$

ATTACHMENT B

Interest Rate and Unused Fee Calculation Worksheet

1.	Consolidated Debt of Borrower and any Subsidiaries as of measurement date		$

2.	EBITDA as of measurement date

	(a) Consolidated Net Income for immediately preceding four quarters		$

(b) The Sum of the following for such period of
	Interest Expense	$

	Taxes	$

	Depreciation and Amortization	$

	Total		$

	(c) FDMS Portfolio EBITDA for applicable pre-acquisition periods		$

	(d) EBITDA: Add lines (2)(a), (2)(b) and 2(c)		$

$
3.	Consolidated Debt to EBITDA Ratio: Divide line (1) by line (2)(d)

4.
Applicable Margins[1] effective as of the third (3rd) Business Day after delivery hereof and delivery of such other items required by Credit Agreement (based on the matrix set forth in Exhibit B-4 as referenced in the definition of Applicable Margin in the Credit Agreement):

	Applicable Margin (LIBOR Loans)			%

5.
Applicable unused fee percentage rate[2] effective as of the third (3rd) Business Day after delivery hereof and delivery of such other items required by Credit Agreement (based on matrix set forth in Section 2.7 (a) and Exhibit B-4 of the Credit Agreement) applied to the average daily Unutilized Revolving Credit Commitment.
%

1	Change in Applicable Margin is subject to satisfaction of the additional terms and conditions set forth in the Credit Agreement, including without limitation, the terms and conditions set forth in the definition of Applicable Margin therein.

2	Change in applicable unused fee percentage rate is subject to satisfaction of the additional terms and conditions set forth in the Credit Agreement, including without limitation, the terms and conditions set forth in Section 2.8(a) and Exhibit B-4 therein.

EXHIBIT 1

GUARANTOR ACCESSION

     THIS GUARANTOR ACCESSION, dated as of December 19, 2003, is delivered by iPayment Acquisition Sub LLC, a Delaware limited liability company (the “Guarantor”) pursuant to the Guaranty and Suretyship Agreement referred to hereinbelow.

     Reference is hereby made to the Guaranty and Suretyship Agreement, initially dated as of August 1, 2003, made by the Guarantors (as defined therein) named therein (as amended, modified, supplemented or restated from time to time, the “Guaranty,” capitalized terms defined therein being used herein as therein defined) in favor of Bank of America, N.A., as Agent for the benefit of the Guaranteed Parties, its successors and assigns.

     The undersigned is a direct or indirect Subsidiary of IPAYMENT, INC. (the “Borrower”) and is required to guarantee the Obligations. The undersigned hereby adopts and makes for itself all of the representations and warranties set forth in Article V of the Guaranty and Suretyship Agreement as if such representations and warranties were set forth herein at length.

     The undersigned hereby acknowledges that, upon the execution and delivery of this Guarantor Accession, it will become a party to the Guaranty and Suretyship Agreement as a Guarantor thereunder. The undersigned hereby adopts the terms and provisions of the Guaranty and Suretyship Agreement and agrees to be bound by all of the duties, liabilities and obligations of the Guarantors set forth in the Guaranty and Suretyship Agreement. This Guarantor Accession and its attachments are hereby incorporated into the Guaranty and Suretyship Agreement and made a part thereof.

IPAYMENT ACQUISITION SUB LLC :

By:	/s/ Afshin Yazdian
Name:	Afshin Yazdian
Title:	Manager

ACCESSION TO
GUARANTOR SECURITY AGREEMENT

     THIS ACCESSION TO GUARANTOR SECURITY AGREEMENT, dated as of December 19, 2003, is delivered by iPayment Acquisition Sub LLC, a Delaware limited liability company (the “Guarantor”), to Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below, pursuant to Section 7.9 of the Guarantor Security Agreement referred to below.

     Reference is made to the Credit Agreement initially dated as of August 1, 2003, among the Borrower, the Administrative Agent and the Lenders identified therein (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     Pursuant to the Credit Agreement, certain Affiliates of the Borrower have executed and delivered the Guaranty Agreement, dated as of August 1, 2003, and the Guarantor Security Agreement, dated as of August 1, 2003, and any and all future Subsidiaries of the Borrower are also required to become parties to such agreements, subject to the provisions of the Credit Agreement.

     The undersigned Guarantor is a Subsidiary of the Borrower, and as required by the Credit Agreement, has acceded as of the date hereof to the Guaranty Agreement, thereby guaranteeing the Obligations. To secure its obligations under the Guaranty Agreement, the undersigned Guarantor hereby adopts and hereby grants a security interest in its Collateral as set forth in Article II of the Guarantor Security Agreement as if such grant was set forth herein at length. The locations for the filing of financing statements to perfect the security interest granted hereby and the location of each of the Guarantor’s Collateral and records are listed on the revised Exhibits A and B to the Guarantor Security Agreement attached hereto.

     The undersigned hereby acknowledges that, upon the execution and delivery of this Accession, it will become a party to the Guarantor Security Agreement. The undersigned hereby adopts the terms, provisions, representations and warranties of the Guarantor Security Agreement and agrees to be bound thereby. This Accession and its attachments are hereby incorporated into the Guarantor Security Agreement and made a part thereof.

IPAYMENT ACQUISITION SUB LLC

By:	/s/ Afshin Yazdian
Title:	Secretary

EXHIBIT A TO SECURITY AGREEMENT

SCHEDULE OF LOCATIONS FOR FILING UCC-1 FINANCING STATEMENTS

A.	iPayment, Inc. (Delaware & Tennessee Secretary of State)

B.	E-Commerce Exchange, Inc. (Delaware Secretary of State)

C.	Online Data Corp. (Delaware & Illinois Secretary of State)

D.	iPayment of Maine, Inc. (Delaware & Maine Secretary of State)

E.	iPayment of Eureka, Inc. (Delaware Secretary of State)

F.	Quad City Acquisition Sub, Inc. (Delaware Secretary of State)

G.	CardPayment Solutions, L.L.C. (Delaware Secretary of State)

H.	Cardsync Processing, Inc. (California Secretary of State)

I.	iPayment Technologies, Inc. (California Secretary of State)

J.	iPayment of California, LLC (Tennessee & California Secretary of State)

K.	1st National Processing, Inc. (Nevada & California Secretary of State)

L.	iPayment Acquisition Sub LLC (Delaware Secretary of State)

EXHIBIT B TO SECURITY AGREEMENT

LOCATIONS OF RECORDS AND COLLATERAL

     The chief executive office and principal place of business of the Guarantor is 40 Burton Hills Boulevard, Suite 415, Nashville, Tennessee 37215. This is also the location where the Borrower maintains billing and related records relating to Accounts Receivable.

     Set forth below is a list of all locations where personal property valued at $50,000.00 or more in the aggregate of Guarantor is presently maintained.

List of Inventory, Machinery and Equipment Locations

Address	City	State	Owner of Premises
40 Burton Hills, Suite 415	Nashville	TN	iPayment, Inc.

9121 Oakdale Avenue, Suite 201	Chatsworth	CA	iPayment of California, LLC, 1st National Processing, Inc., iPayment Technologies, Inc., E-Commerce Exchange, Inc.

25322 Rye Canyon Road	Santa Clarita	CA	Cardsync, Inc.

Two Westbrook	Westchester	IL	Online Data Corp., Quad City
Corporate Center, Suite 200			Acquisition Sub, Inc., iPayment of Maine, Inc.

4213 State Street Suite 303	Santa Barbara	CA	CardPayment Solutions, L.L.C.

ACCESSION TO PLEDGE AMENDMENT

     THIS PLEDGE AMENDMENT dated as of December 19, 2003, is delivered by iPayment, Inc. (the “Pledgor”) pursuant to Section 3 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of August 1, 2003, made by the Pledgor to Bank of America, N.A., as Agent (as amended, modified, supplemented or restated from time to time, the “Pledge Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Securities listed on Annex A to this Pledge Amendment shall be deemed to be part of the Pledged Securities within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Pledge Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.

IPAYMENT, INC.

By:	/s/ Afshin Yazdian

ANNEX A
PLEDGED SECURITIES

Part I. Pledged Stock

					Percentage of
					Outstanding
Name of Issuing		Type of	Number	Certificate	Shares of
Corporation	Name of Pledger	Shares	of Shares	Number	Capital Stock
iPayment Technologies, Inc.	iPayment, Inc.	Common	1,000	1	100%
1st National Processing, Inc. (formerly First Acquisition Company)	iPayment, Inc.	Common	100	2	100%
OnLine Data Corp.	iPayment, Inc.	Common	1,000	1	100%
iPayment of Maine, Inc.	iPayment, Inc.	Common	1,000	1	100%
Cardsync Processing, Inc.	iPayment, Inc.	Common	1,000	1	100%
iPayment of Eureka, Inc.	iPayment, Inc.	Common	1,000	1	100%
Quad City Acquisition Sub, Inc.	iPayment, Inc.	Common	1,000	1	100%
E-Commerce Exchange, Inc.	iPayment, Inc.	Common	1,000	2	100%

Part II. Pledged Interests

Name of Limited
Liability Company,
Partnership or	Name of	Name of	Ownership
Other Entity	Pledger	Interest	Percentage
Card Payment Solutions, L.L.C.	iPayment, Inc.	Membership Interest	100%

iPayment of California, LLC	iPayment, Inc.	Membership Interest	100%

iPayment Acquisition Sub LLC	iPayment, Inc.	Membership Interest	100%

Part III. Pledged Notes

Original
Principal
Date	Lender	Borrower	Amount

Part IV.	Rights and/or Restrictions in Favor of Third Parties in respect of Pledged Stock, Pledged Interests and Pledged Notes.

EXHIBIT 2

WALLER LANSDEN DORTCH & DAVIS
A PROFESSIONAL LIMITED LIABILITY COMPANY
NASHVILLE CITY CENTER
511 UNION STREET, SUITE 2100
POST OFFICE BOX 198966
NASHVILLE, TENNESSEE 37219-8966
WALLER LANSDEN DORTCH & DAVIS, LLP	(615) 244-6380	WALLER LANSDEN DORTCH & DAVIS
AFFILIATED WITH THE PROFESSIONAL LIMITED LIABILITY COMPANY	FAX: (615) 244-6804	A PROFESSIONAL LIMITED LIABILITY COMPANY
520 SOUTH GRAND AVENUE, SUITE 800	www.wallerlaw.com	809 SOUTH MAIN STREET
LOS ANGELES, CALIFORNIA 90071		POST OFFICE BOX 1035
(213) 362-3680		COLUMBIA, TENNESSEE 38402-1035
(931) 388-6031

December 19, 2003

Bank of America, N.A. as Administrative Agent and Lender
    under the Credit Agreement, dated August 7, 2003 414 Union Street
    Nashville, Tennessee 37219

Re:	Amendment No. 2 to Credit Agreement, dated as of December 19, 2003 (the “Amendment”) between Bank of America, N.A., as Administrative Agent (the “Agent”), the Lenders on Schedule I hereto (the “Lenders”), and iPayment, Inc. a Delaware corporation, as the borrower (the “Borrower”).

Ladies and Gentlemen:

     We have acted as special counsel to the Borrower and iPayment Acquisition Sub LLC, a Delaware limited liability company (“AcqSub” and together with the Borrower, the “Loan Parties”) in connection with the negotiation, execution, and delivery of the Amendment and certain related documents and instruments. This opinion is being delivered to you at the request of the Borrower as required in connection with the Amendment.

     In our capacity as such counsel we have examined originals, or copies identified to our satisfaction as being true copies, of the following documents, each dated as of the date hereof (unless otherwise noted):

1.	the Amendment;

2.	the $15,000,000 Revolving Credit Note;

3.	the $50,000,000 Revolving Credit Note;

4.	the Guarantor Accession, between AcqSub and the Agent;

5.	the Accession to Guarantor Security Agreement, between AcqSub and the Agent;

WALLER LANSDEN DORTCH & DAVIS
A PROFESSIONAL LIMITED LIABILITY COMPANY

6.	the Accession to Pledge Amendment, between the Borrower and the Agent;

7.	the charter or articles or certificate of incorporation and bylaws of the Borrower, and the articles of organization and operating agreement of AcqSub (with respect to each Loan Party, its “Governing Documents”): and

8.	resolutions adopted by or on behalf of each Loan Party.

               The documents in 1-6 above are sometimes referred to collectively as the “Loan Documents.” In addition, we have examined such other documents, agreements and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.

               As used in this opinion, the term “Governmental Authorities” shall mean any executive, legislative, judicial, administrative, or regulatory body of the State of Tennessee or the United States of America having jurisdiction over the Loan Parties. The term “Applicable Law” means statutes, rules, regulations, and judicial decisions of the State of Tennessee and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents, and the Delaware General Corporation Law and Delaware Limited Liability Company Act. The term “Applicable Order” means any order, ruling, decree, judgment, or similar action of a Governmental Authority or mediator or arbitrator known to us or identified to us by the Loan Parties as being applicable to them. The term “Applicable Contracts” shall mean any agreement or instrument to which the Loan Parties are subject and which have been specifically identified to us by the Borrower in Exhibit 1 hereto. The abbreviation “TCA” means the Tennessee Code Annotated as in effect in the State of Tennessee on the date hereof.

               In addition to the foregoing, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents (other than the signatures of the Loan Parties to the Loan Documents), and the conformity to original or certified documents of all documents submitted to us as conformed or photostatic copies.

               We are admitted to the bar in the State of Tennessee. We express no opinion herein as to any laws other than (i) the laws of the State of Tennessee, (ii) the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and (iii) the federal laws of the United States to the extent specifically referred to herein.

WALLER LANSDEN DORTCH & DAVIS

A PROFESSIONAL LIMITED LIABILITY COMPANY

Assumptions

     In rendering this opinion we have assumed without having made any independent investigation of the facts and without expressing any opinion with respect to (except, in each case, with respect to matters on which we have specifically opined below), the following:

(i)	that all factual matters, including without limitation representations and warranties contained in the Loan Documents or in certificates provided to us by or on behalf of the Loan Parties or others (including the certificate attached as Exhibit 1 hereto), are true and correct as set forth therein;

(ii)	the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which such Loan Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein) or (ii) any rule, law or regulation to which such Loan Party is subject (other than Applicable Laws as to which we express our opinion in paragraph 4 herein);

(iii)	no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 4 herein) is required to authorize or is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document to which it is a party or the transactions contemplated thereby; and

(iv)	each Loan Document is the legal, valid, and binding obligation of each party thereto (other than the Loan Parties), enforceable against such party in accordance with its terms.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1.     Based solely on the good standing certificates identified on Schedule II hereto, each Loan Party is a corporation or limited liability company existing and in good standing under the laws of its state of organization listed on Schedule II hereto.

WALLER LANSDEN DORTCH & DAVIS

A PROFESSIONAL LIMITED LIABILITY COMPANY

     2.     Each Loan Party has the corporate or limited liability power and authority, as the case may be, to execute, deliver, and perform the Loan Documents to which it is a party.

     3.     Each Loan Party has taken all necessary corporate or limited liability company action, as the case may be, to authorize its execution, delivery, and performance of the Loan Documents to which it is a party.

     4.      The execution, delivery and performance of each Loan Document by each Loan Party do not (i) violate any provision of its Governing Documents, (ii) violate any provision of Applicable Law, (iii) violate or contravene any Applicable Order, (iv) conflict with or constitute a breach or result in the imposition of any lien under any Applicable Contract, Applicable Law or Applicable Order, or (v) require any registration with, consent or approval of, or notice to, or filing with or other action to, with or by, any Governmental Authority.

     5.      Each Loan Party has executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the valid and binding obligation of the executing Loan Party, enforceable in accordance with its terms against such Loan Party.

Qualifications

     The opinions set forth above are qualified as follows:

     a.     The opinions expressed above are subject to (i) the effect of all applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     b.      We express no opinion as to the effect of compliance by the Agent or any Lender with any laws, rules or regulations applicable to the Loan Documents or the transactions contemplated thereby because of the status of the Agent or any Lender as a regulated entity or the nature of the Agent or any Lender’s businesses. We express no opinion regarding compliance by the Agent or any Lender with any law regulating rates of interest, loan charges, or commitment fees.

     c.     Where we render an opinion on facts “known to us” or “to our knowledge,” we have based such opinion not upon our own independent verification but solely upon (i) receipt of certificates executed by the Loan Parties and other persons covering such matters, and (ii) the conscious awareness of any attorney actively involved in the negotiation and preparation of the Loan Documents. Where

WALLER LANSDEN DORTCH & DAVIS

A PROFESSIONAL LIMITED LIABILITY COMPANY

we render an opinion “to our knowledge,” we have therefore conducted no independent investigation of such matters.

     d.      We express no opinion regarding provisions of the Loan Documents that purport to confer jurisdiction upon any court, which lay venue in a specific court or courts or which require or pertain to arbitration.

     e.      We express no opinion with respect to the enforceability of (i) provisions stating that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such right or remedy, (ii) rights to attorneys’ fees to the extent limited by applicable laws that provide that any recovery of attorneys’ fees is limited to reasonable attorneys’ fees, (iii) purported waivers of the benefits of statutory provisions or common law rights that may be unenforceable where held to be contrary to public policy; or (iv) the enforceability of self-help provisions and provisions which purport to establish evidentiary standards.

     This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter after the date hereof. This opinion is rendered only to the Agent and the Lenders (and their respective successors and assigns) and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Agent or the Lenders for any other purpose, or quoted to or relied upon by any other person, firm, corporation, or other entity for any purpose without our prior written consent, other than regulatory authorities having jurisdiction over the Agent or any Lender. The rendering of this opinion does not affect our opinion to you dated August 7,2003, and you may continue to rely on such opinion as to the subject matter addressed therein, subject to the assumptions, qualifications, and limitations expressed therein.

Very truly yours,
/s/ Waller Lansden Dortch & Davis PLLC

Exhibit 1 to Opinion of
Waller Lansden Dortch & Davis

iPayment, Inc. and Subsidiaries

     I, Afshin M. Yazdian, as Executive Vice President and General Counsel of iPayment, Inc., a Delaware corporation (the “Company”), do hereby make this certificate in such capacity to Waller Lansden Dortch & Davis, A Professional Limited Liability Company (“WLD&D”). This certificate is made in connection with the rendering of an opinion by WLD&D to Bank of America, N.A. (“BoA”) as required by the terms of certain amended credit facilities being extended to the Company and its subsidiaries by BoA and any other Lenders on the date hereof (the “Credit Facilities”), Capitalized terms used in this certificate are used as defined in the opinion unless otherwise noted.

     1.      There are no orders or decrees of Governmental Authorities applicable to or binding upon the Company or its subsidiaries that in any manner affect the execution, delivery, or performance of the Loan Documents or the transactions contemplated thereby.

     2.      There is no agreement or instrument to which the Company or its subsidiaries are subject which affects, restricts, or is affected by the execution, delivery and performance of the documentation relating to the Credit Facilities in accordance with the terms of such documents. The Applicable Contracts as to which we have requested your review consist of the “material contracts” listed on Exhibit 10 to the S-l Registration Statement of the Company filed on December 6, 2002, as amended to the date hereof.

     3.      There is no action, suit or proceeding pending or threatened against or affecting the Company or its subsidiaries before any court, governmental department, or other authority which is required to be disclosed in the Loan Documents and is not so disclosed, or which purports to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated thereby. There is no order, ruling, decree, judgment or similar action of any Governmental Authority or mediator or arbitrator affecting the Company or its subsidiaries.

     4.      The representations and warranties in all Loan Documents and any certificates or other instruments delivered in connection therewith, are true, complete and accurate in all respects relevant to this opinion.

     IN WITNESS WHEREOF, the undersigned has set his hand this 19th day of December, 2003.

Afshin M. Yazdian

Afshin M. Yazdian

SCHEDULE I

Lenders

Bank of America, N.A.
AmSouth Bank

SCHEDULE II

GOOD STANDINGS

State of
Incorporation/
Subsidiary		Organization
1.	iPayment, Inc.	DE
2.	IPayment Acquisition Sub LLC	DE